Exhibit 14(a)

                        CONSENT OF INDEPENDENT AUDITORS

Merrill Lynch Fundamental Growth Fund, Inc.

         We consent to the reference to our firm under the captions "Comparison of the Funds-Financial Highlights", "Experts" and "Representations and Warranties of Fundamental Growth--Financial Statements" and to the incorporation by reference of our report dated October 5, 2000 for Merrill Lynch Fundamental Growth Fund, Inc. included in the Registration Statement (Form N-14 No. 811-6669) and related Proxy Statement and Prospectus of Merrill Lynch Fundamental Growth Fund, Inc. and Merrill Lynch Growth Fund filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP
MetroPark, New Jersey
July 20, 2001